UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
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TRANSPHORM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER TO STOCKHOLDERS

Dear Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (“Annual Meeting”) of Transphorm, Inc., a Delaware corporation, which will be held virtually at www.virtualshareholdermeeting.com/TGAN2021 on Wednesday, December 29, 2021 at 8:00 a.m. Pacific Time. Due to the ongoing COVID-19 pandemic, the Annual Meeting will be held in a virtual meeting format only, and you will not be able to attend in person.

The matters to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders (the “Notice of Meeting”) and Proxy Statement. In April 2021, we changed our fiscal year from the period beginning on January 1 and ending on December 31 to the period beginning on April 1 and ending on March 31 of each year, effective immediately. A record of our business activities for our fiscal year ended December 31, 2020 and the three-month transition period ended March 31, 2021 is contained in our Transition Report on Form 10-K for the transition period from January 1, 2021 to March 31, 2021 (the “Annual Report”). The Annual Meeting materials include the Notice of Meeting, Proxy Statement, Annual Report, and proxy card.

Your vote is important. Whether or not you plan to attend the Annual Meeting online, please cast your vote as soon as possible by Internet, by telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope. Voting in advance by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning a proxy does not affect your right to attend the Annual Meeting online or to vote your shares during the Annual Meeting.

Thank you for your continued support of Transphorm.

Sincerely,

/s/ Mario Rivas
Mario Rivas
Chief Executive Officer

November 24, 2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Wednesday, December 29, 2021 at 8:00 a.m. Pacific Time

Place
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Transphorm, Inc. (the “Annual Meeting”), which will be held virtually at www.virtualshareholdermeeting.com/TGAN2021. Due to the continuing public health impact of the COVID-19 pandemic and to ensure stockholder access regardless of location, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

Items of Business	1.Elect three Class I directors of Transphorm, Inc., each to serve for a term of three years and until such director’s successor is duly elected and qualified;

2. Ratify the appointment of Marcum LLP as Transphorm’s independent registered public accounting firm for the fiscal year ending March 31, 2022; and

3. Transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Record Date	Only stockholders of record at the close of business on November 19, 2021 are entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments of the meeting.

Meeting Admission
All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/TGAN2021, you must enter the 16-digit control number found on your proxy card or voting instruction form.

Voting
Your vote is important. Even if you plan to attend the Annual Meeting online, we encourage you to read the accompanying Proxy Statement and vote as quickly as possible, to ensure your vote is recorded.

On or about November 24, 2021, we began sending this notice, the Proxy Statement and a proxy card to all stockholders entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Mario Rivas
Mario Rivas
Chief Executive Officer
November 24, 2021

TRANSPHORM, INC.
75 Castilian Drive
Goleta, CA 93117

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 29, 2021

As used in this Proxy Statement, “the Company,” “Transphorm” “we,” “us” and “our” refer to Transphorm, Inc. and its consolidated subsidiaries. The term “Annual Meeting,” as used in this Proxy Statement, refers to our 2021 Annual Meeting of Stockholders and includes any adjournment or postponement of such meeting.

We are an “emerging growth company” under applicable federal securities laws and, therefore, permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

We are also a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

GENERAL INFORMATION

Why am I receiving these materials?

You are receiving these materials because Transphorm’s board of directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the meeting.

On or about November 24, 2021, we began sending the Notice of Annual Meeting of Stockholders, this Proxy Statement, our Transition Report on Form 10-K for the transition period from January 1, 2021 to March 31, 2021 (the “Annual Report”) and a proxy card to all stockholders entitled to vote at the Annual Meeting.

This Proxy Statement and the Annual Report are posted on our website at www.transphormusa.com and are available from the Securities and Exchange Commission (“SEC”) at its website at www.sec.gov. You may also obtain a copy of the Annual Report, free of charge, by sending a written request to Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117, Attention: Corporate Secretary.

How can I attend the Annual Meeting?

The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/TGAN2021 and will begin promptly at 8:00 a.m. Pacific Time on Wednesday, December 29, 2021. You will not be able to attend the Annual Meeting in person.

You will be able to log into the virtual meeting platform beginning at 7:45 a.m. Pacific Time on December 29, 2021. We encourage you to log in early and ensure you can hear streaming audio prior to the meeting start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform’s log in page.

To attend the virtual meeting, visit the meeting website (www.virtualshareholdermeeting.com/TGAN2021) and enter the control number included on your proxy card or on the instructions that accompanied your proxy materials. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, we will promptly notify stockholders of the decision via the meeting website.

What proposals will be voted on at the Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

Proposal 1:    To elect three Class I directors, Julian Humphreys, Katharina McFarland and Cynthia Moreland, to serve until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified; and

Proposal 2:    To ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2022.

What are the Board’s recommendations on how to vote my shares?

The Board recommends that you vote your shares:

Proposal 1:    “FOR” the election to the Board of the Class I director nominees, Julian Humphreys, Katharina McFarland and Cynthia (Cindi) Moreland; and

Proposal 2:    “FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2022.

Will any other business be conducted at the Annual Meeting?

Other than the proposals described in this Proxy Statement, we know of no other matters to be submitted to stockholders at the Annual Meeting. If any other matter properly comes before stockholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the recommendation of the Board.

We do not intend to make a formal presentation to stockholders. Since no presentation is planned, it is expected that the Annual Meeting will last only a few minutes.

How can I ask questions at the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on at the Annual Meeting. If you wish to submit a question during the Annual Meeting, log into the virtual meeting website, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda pursuant to the rules of conduct for the meeting, we will respond to your question during the meeting, subject to time constraints. To provide access to all stockholders, each stockholder will be limited to two questions, and if multiple questions are submitted on the same subject, we will consolidate them for a single response to avoid repetition. We reserve the right to exclude questions that are irrelevant to the proposals that are the subject of the Annual Meeting; irrelevant to our business; derogatory or in bad taste; personal grievances; or otherwise inappropriate. Only validated stockholders or proxy holders will be able to ask questions in the designated field on the web portal.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies, including the preparation, assembly, printing, mailing and distribution of the proxy materials. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of proxy materials to ensure that all of your shares are voted.

VOTING INFORMATION

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on November 19, 2021 (the “Record Date”).

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, a total of 51,393,770 shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. We do not have cumulative voting rights for the election of directors.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The holders of a majority of the voting power of our capital stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purposes of determining the presence of a quorum at the Annual Meeting. A broker non-vote occurs when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares.

The inspector of elections will determine whether a quorum is present at the Annual Meeting. If there is no quorum, the chairperson of the meeting or the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the meeting to another time or place.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with Philadelphia Stock Transfer, Inc., our transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares. As a stockholder of record, you may vote by proxy or vote at the Annual Meeting if you attend online.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

What vote is required to approve each item and how are votes counted?

Proposal 1:    Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees who receive the largest number of “FOR” votes will be elected as directors. As a result, any shares not voted “FOR” a particular nominee will have no effect on the outcome of the election. You may vote “FOR ALL” nominees, “WITHHOLD ALL” with respect to the nominees, or “FOR ALL EXCEPT” one or more of the nominees you specify.

Proposal 2:    The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

How can I vote?

Stockholders of Record. If you are a stockholder of record, you may vote in one of the following ways:

•By Internet—Before the Annual Meeting. You may vote online at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 28, 2021. You will need the control number included on your proxy card.

•By Internet—During the Annual Meeting. You may vote online during the Annual Meeting at www.virtualshareholdermeeting.com/TGAN2021. You will need the control number included on your proxy card.

•By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 28, 2021. You will need the control number included on your proxy card.

•By Mail. If you received printed proxy materials, you may vote by completing, signing and dating each proxy card received and returning it in the postage-paid envelope. Proxy cards submitted by mail must be received no later than December 28, 2021 to be voted at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of shares held in street name, you will receive voting instructions from your brokerage firm, bank or other nominee. You must follow those instructions to direct your broker, bank or other nominee on how to vote your shares. If you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Can I change my vote or revoke my proxy?

Stockholders of Record. You can change your vote or revoke your proxy by:

•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method);

•completing and returning a later-dated proxy card, which must be received no later than December 28, 2021;

•delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked, which must be received prior to the Annual Meeting; or

•attending the Annual Meeting and voting your shares by Internet during the Annual Meeting (your attendance at the Annual Meeting, in and of itself, will not revoke your proxy).

Beneficial Owners. If your shares are held of record by a broker, bank or other nominee and you wish to change your vote or revoke a proxy, you must contact that firm and follow their instructions.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my brokerage firm, bank or other nominee?

Stockholders of Record. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting.

Beneficial Owners. Brokerage firms, banks and other nominees holding shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2022. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you.

Is there a list of registered stockholders entitled to vote at the Annual Meeting?

A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters at 75 Castilian Drive, Goleta, CA 93117, for ten days prior to the Annual Meeting, and will be available in electronic form on the day of the Annual Meeting at www.virtualshareholdermeeting.com/TGAN2021. If, due to the COVID-19 pandemic, our headquarters are closed or visitation is limited during the ten days prior to the Annual Meeting, a stockholder may send a written request to our Chief Financial Officer at cmcaulay@transphormusa.com, and we will arrange a way for the stockholder to inspect the list.

Where can I find the voting results of the Annual Meeting?

Voting results will be tabulated and certified by the inspector of elections appointed by the Company for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our business and affairs are managed under the direction of the Board, which currently consists of seven members, four of whom are “independent” under the OTCQX Rules for U.S. Companies (the “OTCQX Rules”) and the listing rules of The Nasdaq Stock Market (the “Nasdaq Listing Rules”).

We have a classified Board consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term will continue until the end of such director’s three-year term and the election and qualification of their successor, or their earlier death, resignation, or removal.

The names of our directors and certain information about them as of November 19, 2021 is set forth below. Except for Eiji Yatagawa, who was previously nominated to the Board by KKR Phorm Investors L.P., there are no arrangements or understandings between any of our directors and any other person pursuant to which he or she is or was to be selected as a director.

Name	Age	Position	Director Since	Class	Current Term Expires
Nominees for Director
Julian Humphreys (1)(2)(3)	59	Director	2020	I	2021
Katharina McFarland (1)(2)(3)	62	Director	2021	I	2021
Cynthia (Cindi) Moreland (1)(3)	62	Director	2021	I	2021
Continuing Directors
Umesh Mishra	63	Chief Technology Officer, Director	2020	II	2022
Mario Rivas	66	Chief Executive Officer, Director	2020	III	2023
Kelly Smales (1)(2)	63	Director	2021	III	2023
Eiji Yatagawa	43	Director	2020	II	2022
____________________
(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating and Corporate Governance Committee

Nominees for Director

Julian Humphreys has served as a member of our Board since October 2020. Dr. Humphreys has over 30 years of experience in the semiconductor industry, including 20 years specifically with power semiconductors. From February 2017 to April 2019, Dr. Humphreys was a senior vice president and general manager at Nexperia B.V. From June 2010 to January 2017, Dr. Humphreys was a vice president and general manager with Nexperia’s predecessor, the NXP Semiconductors Standard Products Division of NXP Semiconductors N.V. Dr. Humphreys was also the managing director of Nexperia UK Ltd., and its predecessor entity NXP Semiconductors UK Ltd., from September 2011 to March 2019. He holds a B.Eng. degree in electronics and a Ph.D. in semiconductor physics, both from the University of Liverpool. Dr. Humphreys was selected to serve as a member of our Board due to his significant experience in the technology industry and his technical expertise.

Katharina McFarland has served as a member of our Board since February 2021. With over 30 years of government service, Ms. McFarland is widely recognized as a leading subject-matter expert on government procurement. Ms. McFarland has served as the president of Blue Oryx Inc., a consulting services firm, since January 2017. She serves as Chair of the Board of Army Research and Development at the National Academies of Science

and as a director of Science Applications International Corporation (NYSE: SAIC), the Procurement Round Table, and Exyn Technologies. Ms. McFarland was a director of Engility Holdings, Inc. from June 2017 until its acquisition by SAIC in January 2019. Ms. McFarland also serves on the Advisory Boards of Anduril Industries, Cypress International Senior Strategy Group, and Sehlke Consulting. She was previously the Assistant Secretary of Defense for Acquisition (2012 to 2017) and acting Assistant Secretary of the Army (Acquisition, Logistics & Technology) (2016 to 2017). She was President of the Defense Acquisition University from 2010 to 2012, and Director of Acquisition, Missile Defense Agency from 2006 to 2010. Ms. McFarland is an accredited Materials, Mechanical, Civil and Electronics Engineer. She has received the Presidential Meritorious Executive Rank Award, the Secretary of Defense Medal for Meritorious Civilian Service Award, the Department of the Navy Civilian Tester of the Year Award, and the Navy and United States Marine Corps Commendation Medal for Meritorious Civilian Service. Ms. McFarland brings substantial experience with the U.S. Department of Defense, Department of Army, and Intelligence Community procurement with a focus on Space applications, Artificial Intelligence, Cyber, and IT technologies in defense acquisition, program management, logistics and technology. Ms. McFarland holds a B.Sc. degree in engineering from Queen’s University, a master’s degree in program management from the Program Management Institute, and an honorary doctoral degree in engineering from Cranfield University. Ms. McFarland was selected to serve on our Board due to her depth of experience in government service and procurement.

Cynthia (Cindi) Moreland has served as a member of our Board since October 2021. Ms. Moreland has over 30 years of experience working as an attorney within the technical field, including fifteen years as a general counsel, and over 20 years as a chief compliance officer. Since April 2021, she has served as the general counsel of Care.com, an online marketplace for various care services and a subsidiary of IAC/InterActiveCorp (Nasdaq: IAC). From March 2017 to April 2021, Ms. Moreland served as senior vice president and general counsel for IAC Applications, an operating business within IAC/InterActiveCorp that included the Mosaic Group, the mobile application division of IAC/InterActiveCorp. From February 2016 to March 2017, she served as an independent strategic advisor to various law firm and business clients. Ms. Moreland holds a B.A. degree in English as well as a J.D. from the University of Mississippi. Ms. Moreland was selected to serve on our Board due to her significant experience as corporate counsel and her legal expertise.

Directors Continuing in Office

Umesh Mishra has served as our Chief Technology Officer and as a member of our Board since February 2020. Dr. Mishra is a co-founder of our main operating subsidiary, Transphorm Technology, Inc., and has served as Transphorm Technology’s Chief Technology Officer and as a member of the board of directors of Transphorm Technology since March 2007. Previously, Dr. Mishra was Chief Executive Officer of Transphorm Technology from 2007 to 2013. Prior to co-founding Transphorm Technology, Dr. Mishra co-founded Nitres Inc. in 1996. Nitres, the first company to develop GaN LEDs and transistors, was acquired by Cree, Inc. in 2000. Dr. Mishra has also been a Professor of Electrical and Computer Engineering at the University of California, Santa Barbara since 1990. He holds a B.S. Tech from the Indian Institute of Technology, an M.S. from Lehigh University and a Ph.D. from Cornell University. Dr. Mishra was selected to serve on our Board because of the perspective and experience he brings as a co-founder of Transphorm Technology, his significant experience in the technology industry and his technical expertise.

Mario Rivas has served as our Chief Executive Officer and as a member of our Board since February 2020. He has also served as Chief Executive Officer of Transphorm Technology since October 2015 and as a member of the board of directors of Transphorm Technology since June 2015. Previously, Mr. Rivas was Vice President of Strategy and Business Development of Digital Heat Corporation, a manufacturer of electric eyelid heaters, from July 2013 to September 2015, President and Chief Executive Officer of ANADIGICS, Inc., a semiconductor company, from January 2009 to April 2011, and Chief Executive Officer of Quartics, Inc., a fabless semiconductor and software company, from September 2008 to January 2009. Prior to that, Mr. Rivas held executive positions at Advanced Micro Devices, Inc., Philips Semiconductors and Motorola Semiconductor. He holds a B.S. in Electrical Engineering from the Universidad Centroamericana José Simeón Cañas and an M.S. in Semiconductor Physics and an M.S. in Management from Rensselaer Polytechnic Institute. Mr. Rivas was selected to serve on our Board due to his significant management experience and experience in the technology industry.

Kelly Smales has served as a member of our Board since July 2021. Ms. Smales has over 30 years of experience working as a certified public accountant, including with multiple semiconductor companies. From May 2015 to March 2017, she was the chief financial officer at KnuEdge Inc. (formerly Intellisis), a machine learning hardware and software company. From November 2011 to May 2015, Ms. Smales was the chief financial officer for

Advanced Nanotechnology Solutions Inc., a semiconductor manufacturing start-up company. Ms. Smales holds a B.S. degree in accounting from Arizona State University and an M.B.A. degree from the University of Chicago. Ms. Smales was selected to serve on our Board due to her significant financial and accounting expertise.

Eiji Yatagawa has served as a member of our Board since February 2020 and as a member of the board of directors of Transphorm Technology since June 2015. Mr. Yatagawa joined Kohlberg Kravis Roberts & Co. L.P. (“KKR”), a leading global investment firm, in 2006 and is a Member on the Private Equity team. Prior to joining KKR, Mr. Yatagawa was an associate in Goldman Sachs & Co.’s investment banking team from 2002 to 2006. Mr. Yatagawa currently serves on the board of directors of several privately-held companies. He holds a B.S. in Mathematical Engineering and an M.S. in Mathematical Engineering from the University of Tokyo. Mr. Yatagawa was selected to serve as a member of our Board due to his significant experience in financial and investment matters and experience within the technology sector.

Director Independence

Our common stock is currently quoted on the OTCQX Market, which requires that the Board consist of at least two independent directors, as that term is defined in the OTCQX Rules. The Board undertook a review of the independence of each member of the Board using the standards for director independence set forth in the OTCQX Rules and the Nasdaq Listing Rules and has determined that current directors Julian Humphreys, Katharina McFarland, Cindi Moreland and Kelly Smales are independent directors under the OTCQX Rules and the Nasdaq Listing Rules and former directors David Kerko and Brittany Bagley were independent directors under the OTCQX Rules and the Nasdaq Listing Rules. The independence definitions set forth in the OTCQX Rules and the Nasdaq Listing Rules include a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of the director’s family members has engaged in various types of business dealings with us. In addition, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Board Committees

The Board has established the following standing committees of the Board: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by the Board.

Audit Committee

The current members of the Audit Committee are Julian Humphreys, Katharina McFarland, Cynthia Moreland and Kelly Smales. Ms. Smales is the chairperson of the Audit Committee. The Board has determined that each member of the Audit Committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the Nasdaq Listing Rules, and also meets the financial literacy requirements of the Nasdaq Listing Rules. The Board has also determined that Ms. Smales is an audit committee financial expert within the meaning of Item 407(d) of Regulation S‑K under the Securities Act of 1933, as amended (“Securities Act”). Between October 14, 2020 (the date on which the Audit Committee was established) and March 31, 2021, the Audit Committee held two meetings.

The Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. A copy of the charter is available in the “Investors” section of our website at www.transphormusa.com. As more fully described in its charter, the Audit Committee is responsible for, among other things:

•selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

•reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;

•evaluating the independence and qualifications of our independent registered public accounting firm;

•reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

•discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•overseeing the design, implementation and performance of our internal audit function, if any;

•setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;

•reviewing, approving and monitoring related party transactions;

•adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

•reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks.

Compensation Committee

The current members of the Compensation Committee are Julian Humphreys, Katharina McFarland and Kelly Smales. Dr. Humphreys is the chairperson of the Compensation Committee. The Board has determined that each member of the Compensation Committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the Nasdaq Listing Rules. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Between October 14, 2020 (the date on which the Compensation Committee was established) and March 31, 2021, the Compensation Committee did not hold any meetings.

The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. A copy of the charter is available in the “Investors” section of our website at www.transphormusa.com. As more fully described in its charter, the Compensation Committee is responsible for, among other things:

•reviewing, approving or making recommendations to the Board regarding the compensation for our executive officers, including our chief executive officer;

•reviewing, approving and administering our employee benefit and equity incentive plans;

•establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•approving or making recommendations to the Board regarding the creation or revision of any clawback policy;

•making recommendations to the Board regarding non-employee director compensation; and

•overseeing regulatory compliance with respect to compensation matters.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Julian Humphreys, Katharina McFarland and Cynthia Moreland. Ms. Moreland is the chairperson of the Nominating and Corporate Governance Committee. The Board has determined that each member of the Nominating and Corporate Governance Committee meets the requirements for independence for nominating and corporate governance committee members under the Nasdaq Listing Rules. Between October 14, 2020 (the date on which the Nominating and Corporate Governance Committee was established) and March 31, 2021, the Nominating and Corporate Governance Committee did not hold any meetings.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq Listing Rules. A copy of the charter is available in the “Investors” section of our website at www.transphormusa.com. As more fully described in its charter, the Nominating and Corporate Governance Committee is responsible for, among other things:

•reviewing and assessing and making recommendations to the Board regarding desired qualifications, expertise and characteristics sought of board members;

•establishing procedures for the submission of candidates for election to the Board;

•conducting a periodic review of our succession planning process for our executive management team and assisting in evaluating successors;

•reviewing and making recommendations to the Board regarding the composition, organization and governance of the Board and its committees;

•developing and recommending to the Board corporate governance guidelines and periodically reviewing such guidelines and their application;

•overseeing our governance practices;

•overseeing the evaluation of the performance of the Board and its committees; and

•administering policies and procedures for various constituencies that are involved with us to communicate with the non-management members of the Board.

Board Leadership Structure and Role in Risk Oversight

The Board is committed to independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. A majority of the members of our Board is independent under standards set forth in the OTCQX Rules and the Nasdaq Listing Rules. The Board has a flexible policy with respect to the combination or separation of the offices of Chair of the Board and Chief Executive Officer. Because our Board has not designated a chairperson or a lead independent director, Mr. Rivas, our chief executive officer, presides over meetings of the Board.

Only independent directors serve on the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee of the Board. As a result of its committee system and the existence of a majority of independent directors, the Board believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe that the leadership structure of the Board as well as the fully independent committees of the Board is appropriate and enhances the Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

One of the key functions of our Board is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. The Nominating and Corporate Governance Committee is responsible for periodically evaluating our corporate governance policies and systems in light of the governance risks that we face and the adequacy of our policies and procedures designed to address such risks. The Compensation Committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on us.

The Board believes its current leadership structure supports the risk oversight function of the Board.

Attendance at Board and Stockholder Meetings

During our fiscal year ended December 31, 2020 and the three-month transition period ended March 31, 2021, the Board held four meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she has been a director and (2) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served, except Eiji Yatagawa.

Although we do not have a formal policy regarding attendance by members of the Board at annual meetings of stockholders, we encourage, but do not require, directors to attend. This Annual Meeting will be our first annual meeting of our stockholders since becoming a publicly-traded company.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, and recommending to the Board, such persons to be nominated for election as directors. The committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of potential director candidates, the committee will consider the current size and composition of the Board, the needs of the Board and the respective committees of the Board, and other director qualifications. While the Board has not established minimum qualifications for Board members, some of the factors that the Nominating and Corporate Governance Committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. Although the Board does not maintain a specific policy with respect to board diversity, the Board believes that the Board should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of perspectives, backgrounds and experiences.

If the Nominating and Corporate Governance Committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, Board or management.

After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the Board the director nominees for selection. The Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors and the Board has the final authority in determining the selection of director candidates for nomination to the Board.

Stockholder Recommendations and Nominations to our Board of Directors

The Nominating and Corporate Governance Committee will consider recommendations and nominations for candidates to the Board from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our bylaws and the director nominee criteria described above.

Communications with the Board of Directors

Stockholders wishing to communicate directly with our directors may do so by writing and sending the correspondence to our Chief Financial Officer by mail to our principal executive offices at 75 Castilian Drive, Goleta, CA 93117. Our Chief Financial Officer, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for the Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of the Board (for example, mass mailings, job inquiries and business solicitations). If appropriate, our Chief Financial Officer will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the Nominating and Corporate Governance Committee. These policies and procedures do not apply to (1) communications to directors from our officers or directors who are stockholders or (2) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of the Board are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on our website at www.transphormusa.com. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act.

Director Compensation

We have not established a policy to provide compensation to our non-employee directors for their services in such capacity. Directors who are employed by us are not compensated for their service on the Board.

During the fiscal year ended December 31, 2020, we did not compensate any of our non-employee directors for being members of the Board. The following table sets forth information regarding the total compensation awarded to, earned by or paid to, during the three-month transition period ended March 31, 2021, each of our non-employee directors who served on the Board during such transition period. Kelly Smales and Cynthia Moreland are not listed in the table below because they joined the Board after March 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)(4)	Option Awards ($) (3)(4)	Total ($)
Brittany Bagley(5)	$—	$—	$—	$—
Julian Humphreys	—	131,250	54,230	185,480
David Kerko(6)	—	—	—	—
Katharina McFarland	—	131,250	90,507	221,757
Eiji Yatagawa	—	—	—	—
____________________
(1)    Reflects the aggregate grant date fair value of the shares in accordance with FASB Accounting Standards Codification Topic 718. The aggregate grant date fair value was determined by multiplying the number of shares by $3.75, the weighted average price of our common stock on the OTC Markets on February 23, 2021, the date of the grant.

(2)    On February 23, 2021, we granted to each of Dr. Humphreys and Ms. McFarland, an award of 35,000 restricted stock units (“RSUs”) and a stock option to purchase 55,000 shares of our common stock as compensation for their services on our board of directors. One-fourth of the RSUs will vest on October 14, 2021 for Dr. Humphreys and February 23, 2022 for Ms. McFarland, and the remaining shares will vest in equal quarterly installments over the following three years, subject to continued service as of each such vesting date. One-fourth of the shares subject to the option will vest on October 14, 2021 for Dr. Humphreys and February 23, 2022 for Ms. McFarland, and the remaining shares will vest in equal quarterly installments over the following three years, subject to continued service as of each such vesting date.

(3)    Reflects the aggregate grant date fair value of the options in accordance with FASB Accounting Standards Codification Topic 718.

(4)    The following table presents the aggregate number of shares underlying unvested stock awards and outstanding options held by non-employee directors as of March 31, 2021.

Name	Aggregate Number of Shares Underlying Unvested Stock Awards	Aggregate Number of Shares Underlying Outstanding Options
Brittany Bagley	—	—
Julian Humphreys	35,000	55,000
David Kerko	—	—
Katharina McFarland	35,000	55,000
Eiji Yatagawa	—	—

(5)    Ms. Bagley’s service on our Board ended on October 15, 2021.
(6)    Mr. Kerko’s service on our Board ended on June 30, 2021.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

General

Our business and affairs are managed under the direction of the Board, which currently consists of seven members, four of whom are “independent” under the OTCQX Rules and the Nasdaq Listing Rules. Our amended and restated certificate of incorporation provides that the Board is divided into three classes, designated Class I, Class II and Class III, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of our directors.

Nominees

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board nominated Julian Humphreys, Katharina McFarland and Cynthia Moreland for election as Class I directors at the Annual Meeting. If elected, each of Dr. Humphreys, Ms. McFarland and Ms. Moreland will serve as a Class I director until our 2024 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. Each of the nominees is a currently serving as a Class I director on the Board. For information concerning the nominees, please see “Board of Directors and Corporate Governance” above.

Each person nominated for election has consented to being named in this Proxy Statement and agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that a nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for a substitute nominee, if any, as selected by the Board.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Marcum LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending March 31, 2022. Marcum LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2020 and the three-month transition period ended March 31, 2021.

At the Annual Meeting, we are asking our stockholders to ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2022. The Audit Committee is submitting the appointment of Marcum LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Marcum LLP, and even if our stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if the Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Marcum LLP, then the Audit Committee may reconsider the appointment. One or more representatives of Marcum LLP are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees billed for professional audit services and other services rendered by Marcum LLP with respect to the transition period ended March 31, 2021 and each of the last two fiscal years.

	Three Month Transition Period Ended March 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019
Audit Fees (1)	$248,000	$459,380	$334,750
Audit-Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees	—	—	—
Total	$248,000	$459,380	$334,750
____________________
(1)    Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements and audit services provided in connection with other statutory and regulatory filings

Auditor Independence

In the fiscal year ended December 31, 2020 and the three-month transition period ended March 31, 2021, there were no other professional services provided by Marcum LLP, other than those listed above, that would have required the Audit Committee to consider their compatibility with maintaining the independence of Marcum LLP.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Prior to the establishment of the Audit Committee in October 2020, the Board was directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by us for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. Following the establishment of the Audit Committee, our policies require the Audit Committee to pre-approve all audit and permitted non-audit services provided by the independent registered public accounting firm. All services provided by Marcum LLP for the three-month transition period ended March 31, 2021 and the fiscal years ended December 31, 2020 and 2019 were pre-approved by the Board prior to the formation of the Audit Committee and by the Audit Committee after its formation.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING MARCH 31, 2022.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market LLC, has furnished the following report:

The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to Transphorm’s financial reporting process, Transphorm’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Transphorm’s consolidated financial statements. Transphorm’s independent registered public accounting firm, Marcum LLP, is responsible for performing an independent audit of Transphorm’s consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare Transphorm’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee took the following actions:

•reviewed and discussed the audited financial statements for the year ended December 31, 2020 and the transition period ended March 31, 2021 with management and Marcum LLP;

•discussed with Marcum LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•received the written disclosures and the letter from Marcum LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with Marcum LLP its independence.

Based on review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in Transphorm’s Transition Report on Form 10-K for the three-month transition period ended March 31, 2021 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee:

Kelly Smales (Chair)
Julian Humphreys
Katharina McFarland
Cynthia Moreland

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Transphorm under the Securities Act or the Exchange Act, except to the extent Transphorm specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of November 19, 2021.

Name	Age	Position
Mario Rivas	66	Chief Executive Officer, Director
Cameron McAulay	46	Chief Financial Officer
Umesh Mishra	63	Chief Technology Officer, Director
Primit Parikh	50	President and Chief Operating Officer

Mario Rivas. Please see “Board of Directors and Corporate Governance” above for biographical information about Mr. Rivas.

Cameron McAulay has served as our Chief Financial Officer since February 2020. He has also served as Transphorm Technology’s Chief Financial Officer since November 2015. Previously, Mr. McAulay served as Finance Director, Global Customer Organization and Director of Internal Audit with KLA-Tencor Corporation from December 2012 to November 2015. Prior to that, Mr. McAulay served as Finance Director and Group Financial Controller at Atmel Corporation from November 2011 to December 2012 and had a 7-year tenure at National Semiconductor Corporation in a variety of Operational and Corporate leadership positions including Chief Audit Executive. He holds a BSc. Mathematics, Statistics and Accountancy from Strathclyde University and is a member of the Chartered Accountants of Scotland.

Umesh Mishra. Please see “Board of Directors and Corporate Governance” above for biographical information about Dr. Mishra.

Primit Parikh has served as our President and Chief Operating Officer since February 2020. Dr. Parikh is a co-founder of Transphorm Technology and has served as Transphorm Technology’s Chief Operating Officer since 2007, as well as a member of the board of directors of Transphorm Japan, Inc. since 2014. With over 20 years of semiconductor and entrepreneurial experience, his background includes experience with capital raises, international markets and strategic partnerships, products and manufacturing, intellectual property, GaN and semiconductor technology, and government contracting. Dr. Parikh co-leads overall strategy for us and is an executive champion for key customer and partner relationships. Prior to Transphorm Technology, Dr. Parikh led GaN electronics at Nitres Inc. until its acquisition in 2000 by Cree, where he was responsible for RF GaN electronics, as well as cross functional programs in LED technology. Dr. Parikh has co-authored more than 75 publications and holds more than 40 patents. He holds a B.Tech. in Electrical Engineering from IIT, Mumbai and a Ph.D. in Electrical and Computer Engineering from the University of California, Santa Barbara.

EXECUTIVE COMPENSATION

As an “emerging growth company” and a “smaller reporting company” we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies.

Summary Compensation Table

The following table presents information regarding the total compensation of our named executive officers, who consist of our principal executive officer and the next two most highly compensated individuals who were serving as our executive officers as of March 31, 2021, for the three-month transition period ended March 31, 2021 (“2021TP”) and the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total
Mario Rivas	2021TP	87,500	—	—	—	11,850	99,350
Chief Executive	2020	363,438	—	327,480	—	47,400	738,318
Officer	2019	350,000	—	—	—	47,400	397,400

Umesh Mishra	2021TP	45,000	—	—	—	—	45,000
Chief Technology	2020	170,769	—	498,240	—	—	669,009
Officer

Primit Parikh	2021TP	75,000	—	—	—	—	75,000
President & Chief	2020	284,764	—	498,240	—	—	783,004
Operating Officer	2019	250,000	—	—	19,894	—	269,894
____________________
(1)    The amounts reported represent the aggregate grant date fair value of the stock awards (RSUs) and/or stock options awarded to the named executive officer, calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service‑based vesting conditions.

(2)     Represents lease payments for the rental of a house for Mr. Rivas near our headquarters.

Employment and Change in Control Arrangements

We generally enter into offer letters of employment before an executive joins the company. This offer letter describes the basic terms of the executive’s employment, including the executive’s start date, starting salary and initial equity awards. None of the offer letters with our executive officers contains any change in control or severance benefits.

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of March 31, 2021.

		Option Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date(2)
Name	Grant Date(1)	Exercisable	Unexercisable
Mario Rivas	11/30/2016 (3)	66,313	—	4.34	11/29/2026
	11/30/2016 (3)	292,192	—	4.34	11/29/2026

Umesh Mishra	06/06/2019 (4)	4,579	2,291	3.14	06/05/2029
	11/30/2016 (3)	127,238	—	4.34	11/29/2026
	11/30/2016 (3)	272,298	—	4.34	11/29/2026
	01/25/2012 (5)	24,867	—	12.43	01/24/2022

Primit Parikh	06/06/2019 (4)	4,579	2,291	3.14	06/05/2029
	11/30/2016 (3)	82,891	—	4.34	11/29/2026
	11/30/2016 (3)	207,228	—	4.34	11/29/2026
	01/25/2012 (5)	24,867	—	12.43	01/24/2022
____________________
(1)    Unless otherwise noted, each outstanding option was granted pursuant to the Transphorm Technology, Inc. 2015 Equity Incentive Plan.

(2)    The expiration date shown is the normal expiration date and the latest date that options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a termination of employment or change in control.

(3)    This option is fully vested and exercisable.

(4)    1/12th of the shares subject to this option will vest each month beginning on August 1, 2020, subject to the executive’s continued service through each applicable vesting date.

(5)    This option was granted pursuant to the Transphorm Technology, Inc. 2007 Stock Plan and is fully vested and exercisable.

The following table presents, for each of our named executive officers, information regarding outstanding stock awards held as of March 31, 2021.

	Stock Awards
Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested (#)(3)
Mr. Rivas	08/27/2020	93,120	604,349
Dr. Mishra	08/27/2020	124,560	808,394
Dr. Parikh	08/27/2020	124,560	808,394
____________________
(1)    Each outstanding award of restricted stock units was granted pursuant to our 2020 Equity Incentive Plan.

(2)    Consists of unvested restricted stock units, which are scheduled to vest as follows: one-third on each of January 1, 2022, January 1, 2023 and July 1, 2023, in each case subject to continued service with us through the applicable vesting date.

(3)    Values reported were determined by multiplying the number of unvested restricted stock units by $6.49, the closing price of our common stock on the OTC Markets on March 31, 2021.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 31, 2021 about our equity compensation plans under which shares of our common stock are authorized for issuance.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	3,478,522	4.82	1,560,503	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,478,522		1,560,503
____________________
(1)    Restricted stock units, which do not have an exercise price, are excluded from the calculation of weighted-average exercise price.

(2)    Equity compensation plans approved by our stockholders include our 2020 Equity Incentive Plan (the “2020 Plan”), the Transphorm Technology, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) and the Transphorm Technology, Inc. 2007 Stock Plan (the “2007 Plan”).

(3)    This number represents shares of common stock reserved for future issuance under the 2020 Plan as of March 31, 2021. Subject to the adjustment provisions of the 2020 Plan, and the automatic increase described below, the maximum aggregate number of shares of our common stock that may be issued under the 2020 Plan is (i) 2,588,077 shares, plus (ii) any shares of our common stock subject to issued and outstanding awards under the 2007 Plan or 2015 Plan that were assumed by us and that, on or after February 12, 2020, expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by us due to failure to vest, with the maximum number of shares to be added to the 2020 Plan pursuant to this clause (ii) equal to 2,461,923 shares. The number of shares of common stock available for issuance under the 2020 Plan will automatically increase on the first day of each fiscal year beginning with our 2022 fiscal year and ending on (and including) our 2030 fiscal year, in an amount equal to the least of (i) 5,000,000 shares, (ii) five percent (5%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, or (iii) such other amount as the administrator of the 2020 Plan may determine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of November 19, 2021, for:

•each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of our common stock;

•each of our named executive officers;

•each of our directors; and

•all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with SEC rules. Percentage of beneficial ownership is based on 51,393,770 shares of our common stock outstanding as of November 19, 2021. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of our common stock as to which such person or entity has the right to acquire within 60 days of November 19, 2021, through the exercise of any option or other right. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Except as indicated in the footnotes below, and subject to applicable community property laws, we believe, based on the information furnished to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Unless otherwise noted below, the address of each beneficial owner named below is c/o Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117.

Name of Beneficial Owner	Shares Beneficially Owned (#)	Percentage Beneficially Owned (%)
5% Stockholders
KKR Phorm Investors L.P. (1)	22,988,480	44.03%
Entities affiliated with AIGH Investment Partners, LP (2)	5,310,625	9.88%
SAS Capital Co., Ltd. (3)	4,834,000	9.08%
Nexperia B.V. (4)	4,000,000	7.78%
Yaskawa Electric Corporation (5)	3,770,000	7.24%
Ameriprise Financial, Inc.(6)	3,140,000	6.11%

Named Executive Officers and Directors
Mario Rivas (7)	402,045	*
Umesh Mishra (8)	558,184	1.08%
Primit Parikh (9)	432,772	*
Julian Humphreys (10)	10,937	*
Katharina McFarland	—	*
Cynthia Moreland	—	*
Kelly Smales	—	*
Eiji Yatagawa (11)	—	*
All current directors and executive officers as a group (9 persons)(12)	1,561,208.00	2.96%
_____________
* Represents less than 1% of the total.

(1)    The number of shares beneficially owned consists of (i) 22,175,980 shares of common stock held by KKR Phorm Investors, L.P. (“Phorm”), (ii) 208,333 shares of common stock issuable upon exercise of outstanding warrants held by Phorm, (iii) 500,000 shares of common stock that may be acquired in the future upon exercise of a right to purchase such shares, and (iv) 104,167 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (iii). KKR Phorm Investors GP LLC, as the general partner of Phorm; KKR Group Partnership L.P., as the sole member of KKR Phorm Investors GP LLC; KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P.; KKR & Co. Inc., as the sole shareholder of KKR Group Holdings Corp.; KKR Management LLP, as the Series I preferred stockholder of KKR & Co. Inc.; and Messrs. Henry R. Kravis and George R. Roberts, as founding partners of KKR Management LLP, may be deemed to be the beneficial owners with respect to the shares directly owned by Phorm. The principal business address of each of the entities and persons identified in this footnote, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The principal business address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(2)    The number of shares beneficially owned consists of: (i) 1,965,030 shares of common stock held by AIGH Investment Partners, LP (“AIGH LP”); (ii) 409,381 shares of common stock issuable upon exercise of outstanding warrants held by AIGH LP; (iii) 982,515 shares of common stock that may be acquired by AIGH LP in the future upon exercise of a right to purchase such shares; (iv) 204,691 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (iii); (v) 428,655 shares of common stock held by WVP Emerging Manager Onshore Fund, LLC – AIGH Series (“AIGH Series”); (vi) 89,303 shares of common stock issuable upon exercise of outstanding warrants held by AIGH Series; (vii) 214,327 shares of common stock that may be acquired by AIGH Series in the future upon exercise of a right to purchase such shares; (viii) 44,652 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (vii); (ix) 156,315 shares of common stock held by WVP Emerging Manager Onshore Fund, LLC – Optimized Equity Series (“OE Series”); (x) 32,566 shares of common stock issuable upon exercise of outstanding warrants held by OE Series; (xi) 78,157 shares of common stock that may be acquired by OE Series in the future upon exercise of a right to purchase such shares; (xii) 16,283 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (xi); (xiii) 380,000 shares of common stock held by AIGH Investment Partners, LLC (“AIGH LLC”); (xiv) 79,167 shares of common stock issuable upon exercise of outstanding warrants held by AIGH LLC; (xv) 190,000 shares of common stock that may be acquired by AIGH LLC in the future upon exercise of a right to purchase such shares; and (xvi) 39,583 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (xv). Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), which is an advisor with respect to the securities held by AIGH LP and a sub-advisor with respect to the securities held by AIGH Series and OE Series, and has voting and investment control over the securities held by AIGH LP, AIGH Series, OE Series and AIGH LLC. The principal business address of Mr. Hirschman and each of the entities identified in this footnote is 6006 Berkeley Avenue, Baltimore, MD 21209.

(3)    The number of shares beneficially owned consists of (i) 3,000,000 shares of common stock held by SAS Capital Co., Ltd. (“SAS”), (ii) 625,667 shares of common stock issuable upon exercise of outstanding warrants held by SAS, (iii) 1,000,000 shares of common stock that may be acquired in the future upon exercise of a right to purchase such shares, and (iv) 208,333 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (iii). Ms. Doris Hsu has voting and investment control over the securities held by SAS. The principal business address of SAS and Ms. Hsu is 2 F., No. 1, Sec. 2, Ligong 1st Rd., Wujie Township, Yilan County 26841, Taiwan (R.O.C.).

(4)    The number of shares beneficially owned consists of 4,000,000 shares of common stock held by Nexperia B.V. (“Nexperia”). Wingtech Technology Co. Ltd. owns 80% of the equity of Nexperia and may be deemed to be the beneficial owner having voting and dispositive power with respect to these shares. The principal business address of Wingtech Technology Co. Ltd. 4F-6F, Building 4 of Juxin Yuan, No. 188, Pingfu Road, Xuhui District, Shanghai, China. The principal business address of Nexperia is Jonkerbosplein 52, 6534 AB Nijmegen, The Netherlands.

(5)    The number of shares beneficially owned consists of (i) 3,120,000 shares of common stock held by Yaskawa Electric Corporation (“Yaskawa”) and (ii) 650,000 shares of common stock issuable upon exercise of outstanding warrants held by Yaskawa. The principal business address of Yaskawa is 2-1 Kurosakishiroishi, Yahatanishi-ku, Kitakyushu 806-0004, Japan.

(6)    According to information reported by Ameriprise Financial, Inc. (“AFI”) on a Schedule 13G filed on June 30, 2021, Columbia Seligman Communications and Information Fund (the “Fund”) owns 3,000,000 shares of common stock and AFI and Columbia Management Investment Advisers, LLC (“CMIA”) may be deemed to beneficially own 3,140,000 shares of common stock, which consists of (i) 3,129,000 shares as to which they have shared voting power and (ii) 3,140,400 shares as to which they have shared dispositive power. CMIA and AFI do not directly own any shares of our common stock. As the investment adviser to the Fund and various other unregistered and registered investment companies and other managed accounts, CMIA may be deemed to beneficially own these shares. As the parent holding company of CMIA, AMI may be deemed to beneficially own these shares. Each of CMIA and AFI disclaims beneficial ownership of these shares. The principal business address of CMIA and Columbia Seligman Communications and Information Fund is 225 Franklin Street, Boston, MA 02110. The principal business address of AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

(7)    The number of shares beneficially owned consists of (i) 12,500 shares of common stock held by Mr. Rivas, (ii) 358,505 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of November 19, 2021, and (iii) 31,040 shares of common stock issuable upon vesting of restricted stock units within 60 days of November 19, 2021.

(8)    The number of shares beneficially owned consists of (i) 85,391 shares of common stock held by Dr. Mishra and (ii) 431,273 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of November 19, 2021, and (iii) 41,520 shares of common stock issuable upon vesting of restricted stock units within 60 days of November 19, 2021.

(9)    The number of shares beneficially owned consists of (i) 69,396 shares of common stock held by Dr. Parikh, (ii) 321,856 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of November 19, 2021, and (iii) 41,520 shares of common stock issuable upon vesting of restricted stock units within 60 days of November 19, 2021.

(10)    The number of shares beneficially owned consists of (i) 8,750 shares of common stock held by Dr. Humphreys and (iii) 2,187 shares of common stock issuable upon vesting of restricted stock units within 60 days of November 19, 2021.

(11)    Mr. Yatagawa is a member of our board of directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Mr. Yatagawa disclaims beneficial ownership of the shares held by KKR Phorm Investors L.P. The principal business address of Mr. Yatagawa is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001.

(12)    Includes (i) 1,241,524 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of November 19, 2021 and (ii) 141,147 shares of common stock issuable upon vesting of restricted stock units within 60 days of November 19, 2021.

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since April 1, 2019 and each currently proposed transaction, in which:

•we have been or are to be a participant;

•the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for our last two completed fiscal years; and

•any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.”

Private Placements

In February 2020, KKR Phorm Investors L.P. (“Phorm”), Mr. Rivas, Dr. Parikh, Dr. Mishra and Mr. McAulay purchased 1,250,000 shares, 12,500 shares, 2,500 shares, 2,500 shares and 2,500 shares, respectively, of common stock from us in a private placement for an aggregate purchase price of $5,000,000, $50,000, $10,000, $10,000 and $10,000, respectively.

In December 2020, Columbia Seligman Communications and Information Fund (“Columbia”) purchased 3,000,000 shares of common stock from us in a private placement for an aggregate purchase price of $9.0 million.

In August 2021, SAS Capital Co., Ltd. purchased 1,000,000 shares of common stock from us in a private placement for an aggregate purchase price of $5.0 million and received a warrant to purchase 209,000 shares of common stock at an exercise price of $6.00 per share.

In November 2021, Phorm purchased 1,000,000 shares of common stock from us in a private placement for an aggregate purchase price of $5.0 million and received a warrant to purchase 208,333 shares of common stock at an exercise price of $6.00 per share.

In November 2021, SAS Capital Co., Ltd. purchased 2,000,000 shares of common stock from us in a private placement for an aggregate purchase price of $10.0 million and received a warrant to purchase 416,667 shares of common stock at an exercise price of $6.00 per share.

In November 2021, entities affiliated with AIGH Investment Partners, LP purchased an aggregate of 2,930,000 shares of common stock from us in a private placement for an aggregate purchase price of $14.7 million and received warrants to purchase an aggregate of 610,417 shares of common stock at an exercise price of $6.00 per share.

Pursuant to the securities purchase agreements that we entered into in connection with the November 2021 private placements, each of Phorm, SAS Capital Co., Ltd. and entities affiliated with AIGH Investment Partners, LP has the right (but not the obligation), subject to the satisfaction of customary closing conditions, to purchase from us additional shares of common stock in an amount equal to 50% of the shares purchased by the applicable investor in November 2021, at a purchase price of $5.00 per share. If an investor exercises this right, they will also receive additional warrants to purchase shares of common stock on the same terms as their November 2021 investment.

Relationship with Nexperia

We are party to a multi-element commercial arrangement with Nexperia, which includes a loan and security agreement, strategic cooperation agreement, option agreement, amended and restated development and license agreement, and amended and restated supply agreement.

The loan and security agreement (“LSA”) provided for term loans in an aggregate principal amount of up to $15.0 million, which term loans were available to us in tranches, subject to the satisfaction of specified conditions. As of

September 30, 2021, and March 31, 2021, aggregate principal amount of term loans outstanding under the LSA was $0 and $10.0 million, respectively. The LSA also provided us with revolving credit facility. As of September 30, 2021 and March 31, 2021, the total balance of the revolving credit facility was $12.2 million and $10.2 million, respectively.

The strategic cooperation agreement serves as a framework agreement that describes the numerous agreements between the parties and provides Nexperia with information rights and inspection rights with respect to the Company’s business.

The option agreement establishes the parameters pursuant to which Nexperia, in certain limited instances, is permitted to exercise an option (the “Option”) to acquire Transphorm Japan Epi, Inc. (“TJE”), a Japanese subsidiary of the Company through which the Company is engaged in the development, manufacturing and sales of gallium nitride (“GaN”) based epitaxial wafer products. In general, the Option is exercisable upon (1) certain acquisitions of securities or assets of the Company or its subsidiaries by a Competitor (as defined in the option agreement) that results in the Company, directly or indirectly, owning less than a majority of TJE, which acquisition is followed by any material breach (that is not cured within a specified time period) by the Company or a subsidiary of its obligations with respect to epiwafer supply to Nexperia under the Company’s amended and restated supply agreement (the “Supply Agreement”) with Nexperia, or (2) the unilateral termination by the Company of the Supply Agreement. The option agreement also establishes the material terms, including price and timing, for the exercise of the Option by Nexperia. The Option terminates (1) if the Option is not exercised by Nexperia prior to the date on which the option agreement terminates, or (2) on the first to occur of (a) the termination of the option agreement upon written agreement of the parties, (b) the mutual termination or expiration of the Supply Agreement, or (c) the first to occur of (i) two years following the date on which the Company notifies Nexperia of epiwafer qualification of a second source and (ii) April 1, 2028.

Pursuant to the amended and restated development and license agreement (the “DLA”), the Company agreed to develop and transfer to Nexperia certain manufacturing process technologies to enable Nexperia to manufacture GaN-based products at Nexperia’s facilities. These technologies to be transferred included the Company’s Gen-3, Gen-4 (Tranche A), and Gen-5 (Tranche B) process technologies, but do not include the Company’s Epi Process Technology (as defined in the DLA). Nexperia also agreed to provide funding for the development of such technologies in return for limited exclusivities in automotive and other fields. Nexperia’s rights now include sale of products in the automotive field in Japan along with Transphorm’s rights for sale of products in the automotive field in Japan which remain in place. As per the original agreement, after April 2023, Nexperia’s exclusive rights for sale of products in the automotive field outside of Japan terminate. In addition, the parties have clarified the ability of Nexperia’s customers to use products developed by Nexperia through exercise of its rights under this agreement.

The supply agreement sets forth the terms under which Nexperia may purchase epiwafers and processed wafers from the Company, and the Company may purchase processed wafers from Nexperia. The agreement specifies that Nexperia is the Company’s priority customer with respect to epiwafers manufactured by TJE and, accordingly, has preferred utilization of extra capacity, and further specifies procedures to address expansion of the Company’s epiwafer manufacturing capacity and Nexperia’s obligations with respect thereto.

Relationship with Yaskawa

In December 2020, we entered into a cooperation and development agreement with Yaskawa, pursuant to which Yaskawa agreed to provide $4.0 million over approximately three years to fund our development activities related to industrial power conversion applications, with an initial focus on servo motor drive applications.

In October 2021, Yaskawa converted the outstanding principal amount (plus accrued but unpaid interest) under a convertible promissory note, which as of the conversion date totaled $15.6 million, into an aggregate of 3,120,000 shares of common stock. In connection with Yaskawa’s agreement to convert the promissory note, we issued to Yaskawa a warrant to purchase 650,000 shares of common stock at an exercise price of $6.00 per share.

Indemnification Agreement

We are party to an indemnification agreement with Phorm, pursuant to which we will indemnify Phorm and its affiliates (including their respective directors, officers, managers, controlling persons and employees) and the members of our board of directors designated by Phorm (each, a “Phorm Designee”) against liabilities arising in connection with, among other things, (i) Phorm’s acquisition and ownership of our common stock and involvement in the merger of our predecessor, Peninsula Acquisition Sub, Inc., with and into Transphorm Technology, (ii) Phorm and its affiliates’ provision of financial advisory, investment banking, syndication, monitoring and management consulting services to us and/or our subsidiaries (including in connection with any future offer or sale of securities of us or any of our subsidiaries), and (iii) any Phorm Designee’s service on our board of directors or the board of directors of any of our subsidiaries.

Stockholders Agreement

We are party to a stockholders agreement with Phorm (the “Phorm Stockholders Agreement”), pursuant to which we are required to take all necessary action for individuals designated by Phorm to be included in the slate of nominees recommended by the board of directors for election by our stockholders. Phorm has not exercised this right with respect to any of the Class I director nominees standing for election at the Annual Meeting.

Under the Phorm Stockholders Agreement, Phorm also has the right to nominate (i) a majority of the board so long as it beneficially owns at least 40% of our then-outstanding shares of common stock, (ii) 33% of the directors (rounded up to the nearest whole number) so long as it beneficially owns at least 20% but less than 40% of our then-outstanding shares of common stock, and (iii) 10% of the directors (rounded up to the nearest whole number) so long as it beneficially owns at least 10% but less than 20% of our then-outstanding shares of common stock. The Phorm Stockholders Agreement also provides that so long as Phorm beneficially owns 20% or more of our then-outstanding shares of common stock, we will agree to take all necessary action to cause a Phorm Designee to serve as chair of the board of directors. The Phorm Stockholders Agreement also provides that Phorm may nominate at least one member of each committee that may be established by the Board. Phorm may assign these and other governance rights to certain transferees. Phorm has not exercised any of these rights.

Registration Rights Agreements

In February 2020, we entered into a registration rights agreement with certain beneficial owners of common stock, including Phorm, Yaskawa, Mr. Rivas, Dr. Parikh, Dr. Mishra and Mr. McAulay. Pursuant to the registration rights agreement, we filed a registration statement with the SEC covering the resale of registrable shares held by such investors, which was declared effective by the SEC in June 2020. We must use commercially reasonable efforts to keep such registration statement effective for up to three years from the date it was declared effective by the SEC. Subject to customary exceptions, if we fail to maintain the effectiveness of the registration statement or if trading of our common stock is suspended or halted for more than three full, consecutive trading days, we agreed to make payments to each holder of registrable shares, as liquidated damages, a cash sum calculated at a rate equal to 12% per annum of the total value of registrable shares held or purchased by such holder and affected during the period, based on the monetary values assigned in the registration rights agreement, provided that the maximum amount of liquidated damages paid by us will not exceed 5% of the aggregate value of such holder’s registrable shares (with such value based on the monetary values assigned in the registration rights agreement) that are affected by our failure to maintain the effectiveness of the registration statement or by the suspension of trading of our common stock.

In December 2020, we entered into a registration rights agreement with the investors that purchased our common stock in a private placement, including Columbia. Pursuant to the registration rights agreement, we filed a registration statement with the SEC covering the resale of shares of our common stock held by such investors, which was declared effective by the SEC in January 2021. We must use commercially reasonable efforts to keep such registration statement effective for up to three years from the date it was declared effective by the SEC. Subject to customary exceptions, if we fail to maintain the effectiveness of the registration statement or if trading of our common stock is suspended or halted for more than three full, consecutive trading days, we agreed to make payments to each holder of registrable shares, as liquidated damages, a cash sum calculated at a rate equal to 12% per annum of the total value of registrable shares held or purchased by such holder and affected during the period, based on the monetary values assigned in the registration rights agreement, provided that the maximum amount of liquidated damages paid by us will not exceed the aggregate value of such holder’s registrable shares (with such value based on the monetary values assigned in the registration rights agreement) that are affected by our failure to maintain the effectiveness of the registration statement or by the suspension of trading of our common stock.

In November 2021, we entered into a registration rights agreement with the investors that purchased our common stock in a private placement, including Phorm, SAS Capital Co., Ltd. and entities affiliated with AIGH Investment

Partners, LP. Pursuant to the registration rights agreement, we are required to file a registration statement with the SEC covering the resale of registrable shares held by such investors and use commercially reasonable efforts to keep such registration statement effective for up to three years from the date it is declared effective by the SEC. Subject to customary exceptions, if we fail to maintain the effectiveness of the registration statement or if trading of our common stock is suspended or halted for more than three full, consecutive trading days, we agreed to make payments to each holder of registrable shares, as liquidated damages, a cash sum calculated at a rate equal to 12% per annum of the total value of registrable shares held or purchased by such holder and affected during the period, based on the monetary values assigned in the registration rights agreement, provided that the maximum amount of liquidated damages paid by us will not exceed 5% of the aggregate value of such holder’s registrable shares (with such value based on the monetary values assigned in the registration rights agreement) that are affected by our failure to maintain the effectiveness of the registration statement or by the suspension of trading of our common stock.

OTHER MATTERS

Stockholder Proposals or Director Nominations for Next Year’s Annual Meeting

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our annual meetings of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2022 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than July 27, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Transphorm, Inc.
Attention: Corporate Secretary
75 Castilian Drive
Goleta, CA 93117

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement for that meeting. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of the Board, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2022 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•not earlier than September 10, 2022, and

•not later than October 10, 2022.

However, in the event that we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•the 90th day prior to such annual meeting, and

•the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during the fiscal year ended December 31, 2020 and the three-month transition period ended March 31, 2021, all Section 16(a) filing requirements were satisfied on a timely basis, except:

•Cameron McAulay, Umesh Mishra, Primit Parikh, Mario Rivas and KKR Phorm Investors L.P. each filed a late Form 3 and a late Form 4 with respect to one transaction; and

•Brittany Bagley, David Kerko and Eiji Yatagawa each filed a late Form 3.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy of our proxy materials, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117, Attention: Chief Financial Officer (tel: (805) 456-1300). Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Goleta, California
November 24, 2021

TRANSPHORM, INC.
75 CASTILIAN DRIVE
GOLETA, CALIFORNIA 93117

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TGAN2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63006-P64019

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRANSPHORM, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Julian Humphreys
02) Katharina McFarland
03) Cynthia Moreland

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. The ratification of the appointment of Marcum LLP as Transphorm, Inc.'s independent registered public accounting firm for the fiscal year ending March 31, 2022.	☐	☐	☐

NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

D63007-P64019

TRANSPHORM, INC.
Annual Meeting of Stockholders
December 29, 2021 8:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Mario Rivas and Cameron McAulay, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Transphorm, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific Time on December 29, 2021, at www.virtualshareholdermeeting.com/TGAN2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above proxyholders are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side